Exhibit 99
FOR IMMEDIATE RELEASE:
CNB FINANCIAL SERVICES, INC. ANNOUNCES RESULTS FOR THE QUARTER
     Thomas F. Rokisky, President/CEO of CNB Financial Services, Inc. (CNB), the parent company of CNB Bank, Inc. announced for the three months ended June 30, 2007, CNB had consolidated net income of $656,000, or $1.43 per share as compared to $726,000, or $1.59 per share for the three months ended June 30, 2006. For the six months ended June 30, 2007, CNB has consolidated net income of $1.3 million, or $2.80 per share compared to $1.3 million, or $2.75 per share for the six months ended June 30, 2006.
     CNB, with total assets at June 30, 2007 of $278.5 million, has two full service offices and ATMs in Berkeley Springs, West Virginia. The Bank has three full service branch offices and ATMs in Berkeley County, West Virginia. Our Berkeley County office locations are in Hedgesville, south Martinsburg, and our newest branch in Falling Waters, West Virginia. The Bank also has a full service branch office and ATM located in Hancock, Maryland.

     This press release may include “forward-looking statements” as defined by the Securities and Exchange Commission. Such statements are those concerning the 2007 outlook for earnings, revenues and expenses. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the company expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by the company based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the company.
- financials follow —

CNB FINANCIAL SERVICES, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

	June 30,	December 31,
	2007	2006
	(Unaudited)	(Audited)
ASSETS

Cash and due from banks	$8,689,589	$7,358,773
Federal funds sold	2,418,000	9,000
Securities available for sale (at approximate market value)	53,162,734	50,873,335
Federal Home Loan Bank stock, at cost	1,230,000	1,753,000
Loans and lease receivable, net	201,247,424	204,318,993
Accrued interest receivable	1,323,721	1,354,041
Premises and equipment, net	6,258,077	6,327,294
Deferred income taxes	1,676,455	1,482,166
Cash surrender value of life insurance	1,511,276	1,394,521
Intangible assets	441,420	497,178
Other assets	404,975	700,240

TOTAL ASSETS	$278,363,671	$276,068,541

LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES
Deposits:
Demand	$45,407,159	$42,751,409
Interest-bearing demand	50,451,718	52,549,478
Savings	25,808,447	27,548,990
Time, $100,000 and over	45,371,576	37,760,199
Other time	79,314,236	72,472,664

	$246,353,136	$233,082,740
Accrued interest payable	1,212,084	1,071,990
FHLB borrowings	6,800,000	18,500,000
Accrued expenses and other liabilities	2,993,823	3,091,549

TOTAL LIABILITIES	$257,359,043	$255,746,279

SHAREHOLDERS’ EQUITY
Common stock, $1 par value; 5,000,000 shares authorized; 458,048 shares outstanding	$458,048	$458,048
Capital surplus	4,163,592	4,163,592
Retained earnings	18,474,984	17,421,402
Accumulated other comprehensive income	(2,091,996)	(1,720,780)

TOTAL SHAREHOLDERS’ EQUITY	$21,004,628	$20,322,262

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$278,363,671	$276,068,541

The Notes to Consolidated Financial Statements are an integral part of these statements.

CNB FINANCIAL SERVICES, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2007	2006	2007	2006

INTEREST INCOME
Interest and fees on loans	$3,598,134	$3,273,477	$7,255,996	$6,358,570
Interest and dividends on securities U.S. Government agencies and corporations	326,642	396,260	657,720	775,181
Mortgage backed securities	102,957	105,403	205,359	206,696
State and political subdivisions	99,210	97,383	202,722	200,871
Dividend income	24,130	23,231	50,700	35,940
Interest on FHLB deposits	2,482	4,364	2,965	7,293
Interest on federal funds sold	28,142	352	36,295	754

	$4,181,697	$3,900,470	$8,411,757	$7,585,305

INTEREST EXPENSE
Interest on interest bearing demand, savings and time deposits	$1,778,088	$1,282,151	$3,389,969	$2,375,520
Interest on FHLB borrowings	70,525	179,592	294,986	368,566

	$1,848,613	$1,461,743	$3,684,955	$2,744,086

NET INTEREST INCOME	$2,333,084	$2,438,727	$4,726,802	$4,841,219

PROVISION FOR LOAN LOSSES	35,500	74,500	97,999	186,500

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	$2,297,584	$2,364,227	$4,628,803	$4,654,719

NONINTEREST INCOME
Service charges on deposit accounts	$336,762	$322,379	$640,108	$610,612
Other service charges, commissions and fees	200,356	167,229	383,430	319,492
Insurance commissions	—	—	—	—
Other operating income	78,676	13,976	97,462	34,293
Net gain on sales of loans	28,953	—	55,169	—
Income from title company	2,695	7,167	5,839	11,040

	$647,442	$510,751	$1,182,008	$975,437

NONINTEREST EXPENSES
Salaries	$784,139	$752,195	$1,526,740	$1,507,206
Employee benefits	302,757	338,540	626,987	637,840
Occupancy of premises	134,270	125,988	263,248	246,488
Furniture and equipment expense	210,692	202,826	419,366	414,687
Other operating expenses	526,144	488,166	1,034,828	1,030,870
Net (gain) loss on sale of securities	(238)	(437)	1,879	40,741
Net (gain) loss on disposal of premises and equipment	(1,100)	2,567	(54)	19,756

	$1,956,664	$1,909,845	$3,872,994	$3,897,588

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	$988,362	$965,133	$1,937,817	$1,732,568

PROVISION FOR INCOME TAXES	331,893	317,934	655,211	554,821

INCOME FROM CONTINUING OPERATIONS	$656,469	$647,199	$1,282,606	$1,177,747

DISCONTINUED OPERATIONS

NET RESULTS FROM DISCONTINUED OPERATIONS OF CNB INSURANCE SERVICES, INC BEFORE INCOME TAXES	$—	$121,509	$—	$123,863

PROVISION FOR INCOME TAXES	$—	$42,595	$—	$43,497

NET RESULTS ON DISCONTINUED OPERATIONS	$—	$78,914	$—	$80,366

NET INCOME	$656,469	$726,113	$1,282,606	$1,258,113

BASIC EARNINGS PER SHARE	$1.43	$1.59	$2.80	$2.75

The Notes to Consolidated Financial Statements are an integral part of these statements.

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